Exhibit 10.2

MTR GAMING GROUP, INC.

12.625% SENIOR SECURED NOTE
DUE 2014

	CUSIP No.:	553769 AG5
No. A-2		$ 10,000,000

MTR Gaming Group, Inc., a Delaware corporation (the “Company,” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TEN MILLION DOLLARS, on July 15, 2014.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2010.

Interest Record Dates:  January 1 and July 1.

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[signature pages follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MTR GAMING GROUP, INC.,
a Delaware corporation

By:	/s/ David R. Hughes
Name: David R. Hughes
Title: Chief Financial Officer

By:	/s/ John Bittner
Name: John W. Bittner Jr.
Title: Executive Vice President, Finance and Accounting

Dated:  October 13, 2009

(144A Note A-2)

This is one of the Notes described in the Indenture hereinafter referred to.

WILMINGTON TRUST FSB

By:	/s/ Adam Berman
Authorized Signatory

(144A Note A-2)

12.625% Senior Secured Notes due 2014

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND

(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

ORIGINAL ISSUE DISCOUNT.  THE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“OID”).  THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED BY CONTACTING DAVID R. HUGHES, CORPORATE EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MTR GAMING GROUP, INC., (724) 933-8122.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  MTR Gaming Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 12.625% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 2(c) of the Registration Rights Agreement referred to below.  The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2010.  The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest on the Notes (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on July 1 or January 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to Defaulted Interest.  The Notes will be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained in the Borough of Manhattan, The City and State of New York for such purpose, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                       Paying Agent and Registrar.  Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                       Indenture.  The Company issued the Notes under an Indenture dated as of August 12, 2009 (the “Indenture”), by and among the Company, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

5.                                       Optional Redemption.

(a)          Except as set forth in clause (b) of this Section 5, the Company shall not have the right to redeem any Notes pursuant to this Section 5 prior to July 15, 2011.  The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after July 15, 2011, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing July 15 of the years indicated below, in each case, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

Year	Percentage

2011	106.313%

2012	103.156%

2013 and thereafter	100.000%

(b)          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date, interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in such payments due on the Redemption Date.

If the Redemption Date is on or after an Interest Record Date and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Any redemption of Notes pursuant to this Section 5 shall be made in accordance with the provisions of Sections 3.1 through 3.7 of the Indenture.

6.                                       Mandatory Redemption.  The Company shall not be required to make mandatory redemption payments with respect to the Notes.  The Notes shall not have the benefit of any sinking fund.

7.                                       Regulatory Redemption.  Notwithstanding any provision hereof, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable, the Company shall have the right, at its option, (1) to require such Holder or beneficial owner to dispose of such Holder’s or beneficial owner’s Notes within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (2) to call for the redemption (a “Required Regulatory Redemption”) of the Notes of such Holder or beneficial owner at the principal amount thereof or, if required by such Gaming Authority, the lesser of (a) the price at which such Holder or beneficial owner acquired the Notes, and (b) the fair market value of such Notes on the Redemption Date, together with, in either case, accrued and unpaid interest and, if permitted by such Gaming Authority, Liquidated Damages, to the earlier of the Redemption Date or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable and the Redemption Price of each Note to be redeemed.

8.                                       Offers to Purchase.

(a)          Change of Control.  In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s Notes; provided, that the principal amount of such Notes must be $1,000 or in integral multiples thereof, on a date (the “Change of Control Purchase Date”) that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.  The Change of Control Offer will be made in accordance with Section 4.14 of the Indenture.

(b)          Asset Sale.  If the Company, any Guarantor or any Subsidiary of the Company or any Guarantor consummates any Asset Sales, when the Excess Proceeds equal or exceed $5,000,000, the Company shall offer to repurchase the Notes, together with any senior secured Indebtedness with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such senior secured Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”).  The Asset Sale Offer shall remain open for at least 20 Business Days following its commencement (the “Asset Sale Offer Period”).  Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions of this covenant (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment).  To the extent that the aggregate amount of Notes and such other senior secured Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds as otherwise permitted by the Indenture and the Security Documents.  Following the consummation of each Asset Sale Offer, the Excess Proceeds amounts shall be reset to zero.  The Asset Sale Offer will be made in accordance with and will be subject to the limitations contained in Section 4.13 of the Indenture.

9.                                       Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.                                 Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.                                 Amendment, Supplement and Waiver.  Subject to certain exceptions set forth in Article IX of the Indenture, the Company, the Guarantors and the Trustee may amend, supplement or otherwise modify the Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to certain exceptions, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Liquidated Damages (if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes and the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

12.                                 Defaults and Remedies.  The Indenture provides that each of the following constitutes an Event of Default:

(a)          the Company’s failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(b)                                 the Company’s failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(c)                                  the Company’s failure or the failure by any of Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Sections 4.13 and 4.14, and Article V of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding;

(d)                                 certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of the Guarantors;

(e)                                  a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in any of the Company’s Indebtedness or the Indebtedness of any of the Guarantors or any of the Company’s Subsidiaries with an aggregate principal amount in excess of $10,000,000 (a) resulting from the failure to pay principal of or interest on such Indebtedness, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(f)                                    final unsatisfied judgments not covered by insurance aggregating in excess of $10,000,000, at any one time rendered against the Company, any of the Guarantors or any of the Company’s Subsidiaries and not stayed, bonded or discharged within 60 days;

(g)                                 any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or is invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee;

(h)                                 the suspension or loss (excluding any voluntary termination of such rights in connection with a sale, lease or closure of a site (other than the Mountaineer Casino, Racetrack & Resort and Presque Isle Downs), provided that such sale, lease or closure was otherwise permitted by, and complied with the provisions of, the Indenture) of the Company’s or any of the Company’s Subsidiaries’ legal right to operate slot machines or to conduct other gaming operations (other than parimutuel wagering) and such suspension or loss continues for more than 90 consecutive days or for 120 days within any consecutive 180-day period; and

(i)                                     the occurrence of any of the following:

(1)           (i) any Security Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or is declared null and void, other than in accordance with the terms of the relevant Security Document, or (ii) it becomes unlawful for the Company or any Guarantor to perform any of the Note Obligations or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document (including as a result of assets not constituting Collateral by operation of clause (1) or clause (2) of the definition of Excluded Assets), in each case for any reason other than the failure of Collateral Agent or any other holder of Note Obligations to take any action within its control, or (iii) the Company or any Guarantor shall contest the validity or enforceability of the Indenture or any Security Document in writing or repudiate or rescind (or purport to repudiate or rescind) or deny in writing that it has any further liability under any provision of any Security Document to which the Company or it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents; or

(2)           except as permitted by the Indenture, any Permitted Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000 ceases to be enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

(3)           the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document.

13.                                 Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.                                 No Recourse Against Others.  No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes solely by reason of his, her or its status as such stockholder, employee, officer or director; provided, that this Section 14 shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.                                 Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.                                 Additional Rights of Holders of Transfer Restricted Notes.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

18.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

19.                                 Notation of Guarantee.  As more fully set forth in the Indenture, each of the Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee, on a senior secured basis (the “Guarantee”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid in full when due, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.  Such Guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article X of the Indenture, is released from its Guarantee or whose Guarantee otherwise ceases to be applicable pursuant to the terms of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

20.                                 Governing Law.  THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Security Documents and/or the Registration Rights Agreement.  Requests may be made to:

MTR Gaming Group, Inc.
State Route 2, South
P.O. Box 358
Chester, West Virginia  26034
Attention:  Chief Financial Officer
Facsimile: (304) 387-2167

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

☐ Section 4.13	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased):  $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

(2)           Tax Identification No.:

Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian